UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2009

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.	Entry into a Material Definitive Agreement.

          On October 13, 2009, Solitario Exploration & Royalty Corp., a Colorado corporation ("Solitario"), and Metallic Ventures Gold Inc., an Ontario corporation ("Metallic Ventures") entered into an amendment (the "Amendment") to their definitive arrangement agreement dated August 24, 2009 (the "Agreement"), whereby Solitario increased its bid to acquire, through a friendly statutory plan of arrangement under Canadian Law, all outstanding shares of Metallic Ventures.

          The Amendment provides for increasing the number of shares of Solitario common stock that Solitario will issue to Metallic Ventures shareholders from 17.0 million to 19.5 million and the cash consideration from US$15.5 million to US$18 million. In the event that the transaction is not completed, Metallic Ventures has agreed to pay Solitario an increased termination fee of US$2.2 million, under certain circumstances. The parties also agreed to extend the termination deadline from December 31, 2009 to February 28, 2010. The plan of arrangement, which is expected to close in the first quarter of 2010, is subject to approval by shareholders of both companies and other customary conditions. All other terms of the Agreement remain the same.

          Under the statutory plan of arrangement pursuant to the Agreement, as amended (the "Arrangement "), assuming no currently outstanding options are exercised, each common share of Metallic Ventures not owned by Solitario will be exchanged for (i) a cash payment in the amount of US$0.34621 and (ii) 0.375061 of a share of common stock of Solitario, with an aggregate maximum cash consideration of US$18.0 million and an aggregate maximum of 19.5 million shares of Solitario common stock.

          In order to offer Metallic Venture shareholders the increased number of shares, Solitario and certain of its Officers, Directors and employees agreed to voluntarily cancel approximately 1.9 million previously granted options concurrently with the signing of the Amendment.

          As an inducement for each party to enter into the Amendment, contemporaneously with the execution of the Amendment, certain directors and officers of Metallic Ventures, representing approximately 65% of Metallic Ventures outstanding shares, entered into amended shareholder support agreements, in substantially the forms attached hereto as Exhibits 10.1 and 10.2 (the "Amended Support Agreements"). Pursuant to the Amended Support Agreements, each of the Metallic Ventures shareholders a party thereto agreed, among other things, to vote all of his Metallic Ventures shares: (a) in favor of the adoption of the Agreement, as amended; and (b) generally against any action or agreement that is intended, or would reasonably be expected, to delay, prevent or adversely affect the Arrangement. The Amended Support Agreements become terminable upon any termination of the Agreement, as amended, in accordance with their terms and certain other circumstances set forth therein.

          The Agreement, as amended, may be terminated by either Solitario or Metallic Ventures under certain circumstances set forth in the Agreement, including, among other circumstances, the failure of the Arrangement to be consummated on or before February 28, 2010. If the Agreement is terminated (a) in certain circumstances following the receipt by Metallic Ventures of a superior proposal, or (b) as a result of Metallic Ventures board of directors changing its recommendation in favor of the Arrangement, the Agreement or the transactions contemplated by the Agreement, Metallic Ventures will be obligated to pay a termination fee to Solitario in the amount of US$2.2 million.

          The foregoing description of the Amendment, the Agreement or the Amended Support Agreements do not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 2.1 hereto and the Agreement, which is filed as Exhibit 2.2 hereto and incorporated into this report by reference.

          Forward-Looking Statements

          This report contains forward-looking statements that involve risks and uncertainties. Solitario cautions readers that any forward-looking information is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about expectations and intentions and other statements that are not historical facts.

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          Among the important factors that could cause actual results to differ materially from those in any forward-looking statements are the failure to obtain the necessary approvals of Solitario's and Metallic Ventures' shareholders. Additional important factors that may affect future results are detailed in Solitario's filings with the Securities and Exchange Commission (the "SEC"), including Solitario's recent filings on Forms 10-K and 10-Q. Solitario disclaims any intent or obligation to update these forward-looking statements.

          Additional Information

          Shareholders are urged to read the joint proxy statement/management information circular regarding the proposed transaction when it becomes available, because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/management information circular, as well as other filings containing information about Solitario, without charge, at the Securities and Exchange Commission's internet site http://www.sec.gov. Copies of the joint proxy statement and other filings with the Securities and Exchange Commission can also be obtained, without charge, by directing a request to Solitario at 1-303-534-1030.

          The respective directors and executive officers of Solitario and Metallic Ventures and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Solitario's directors and executive officers is available in the 2008 Annual Report on Form 10-K filed with the Securities and Exchange Commission by Solitario on March 13, 2009, and information regarding Metallic Venture's directors and executive officers will be included in the joint proxy statement/management information circular. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

          No regulatory authority has approved or disapproved the content of this report. The Toronto Stock Exchange accepts no responsibility for the adequacy or accuracy of this report.

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Item 3.02.	Unregistered Sales of Equity Securities.

          Subject to the terms and conditions of the Agreement, as amended, including approval by shareholders of both companies and other customary conditions, upon consummation of the Arrangement Solitario will issue to the shareholders of Metallic Ventures up to 19,500,000 shares of its common stock pursuant to an exemption from registration under Section 3(a)(10) of the Securities Act of 1933, as amended, for the issuance and exchange of securities approved after a public hearing upon the fairness of the terms and conditions of the exchange by a court authorized by law to grant such approval.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          Concurrent with the signing of the Amendment, the following Named Executive Officers voluntarily cancelled options to allow Solitario to have enough unreserved shares of its 50,000,000 authorized shares of common stock to increase the number of shares of Solitario common stock to issuable pursuant to the Arrangement to 19,500,000 shares from 17,000,000 shares:

Named Executive Officer          Options          Option Price          Expiration Date
Christopher E. Herald                      325,000             Cdn$2.77              06/27/2011
Christopher E. Herald                        95,000             Cdn$4.53              09/17/2012
James R. Maronick                          200,000             Cdn$2.77              06/27/2011
James R. Maronick                            50,000             Cdn$4.53              09/17/2012
Walter H. Hunt                                200,000             Cdn$2.77               06/27/2011
Walter H Hunt                                   50,000             Cdn$4.53               09/17/2012

No consideration was given or received by the Named Executive Officer to cancel the above awards.

          In addition, other holders of 1,016,000 options (for a total of 1,936,000 options) also voluntarily cancelled their options concurrent with the signing of the Amendment.

Item 9.01.	Financial Statements and Exhibits.

2.1	Amendment No. 1 dated October 13, 2009, to the Arrangement Agreement, dated August 24, 2009, among Solitario Exploration & Royalty Corp. and Metallic Ventures Gold, Inc.
2.2

Arrangement Agreement, dated August 24, 2009, among Solitario Exploration & Royalty Corp. and Metallic Ventures Gold, Inc.* (incorporated by reference to Exhibit 2.1 to Solitario's Form 8-K filed on August 24, 2009).

10.1	Amended Support Agreement dated October 13, 2009 between Solitario Exploration & Royalty Corp. and Richard D. McNeely.
10.2	Amended Support Agreement dated October 13, 2009 between Solitario Exploration & Royalty Corp. and Jeffrey R. Ward.
*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Solitario undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

October 14, 2009

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer

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EXHIBITS

2.1	Amendment No. 1 dated October 13, 2009, to the Arrangement Agreement, dated August 24, 2009, among Solitario Exploration & Royalty Corp. and Metallic Ventures Gold, Inc.
2.2

Arrangement Agreement, dated August 24, 2009, among Solitario Exploration & Royalty Corp. and Metallic Ventures Gold, Inc.* (incorporated by reference to Exhibit 2.1 to Solitario's Form 8-K filed on August 24, 2009).

10.1	Amended Support Agreement dated October 13, 2009 between Solitario Exploration & Royalty Corp. and Richard D. McNeely.
10.2	Amended Support Agreement dated October 13, 2009 between Solitario Exploration & Royalty Corp. and Jeffrey R. Ward.
*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Solitario undertakes to furnish supplemental copies of any of the omitted schedules upon request by the Securities and Exchange Commission.